UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2008

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 23, 2008, Exelixis, Inc. (the “Company”) amended and restated the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “Plan”) to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (including the regulations promulgated thereunder, “Section 409A”). The Plan was originally adopted by the Company’s Board of Directors in December 2005. A description of the Plan, prior to the amendment and restatement, is set forth in the Company’s Proxy Statement with respect to the Company’s 2008 Annual Meeting of Stockholders held on May 1, 2008, a copy of which was filed with the Securities and Exchange Commission on April 10, 2008. In general, the amended and restated provisions do not affect the scope or amount of benefits an eligible employee will be entitled to receive under the Plan.

Section 409A generally applies to “nonqualified deferred compensation arrangements,” including benefit plans which provide for payment of compensation in a taxable year later than the taxable year in which the recipient becomes vested in the compensation. The amended and restated provisions of the Plan reflect, among other things, the necessary changes to (i) comply with Section 409A rules governing the timing and form of payments under such arrangements and (ii) conform the definitions of “Constructive Termination” and “Involuntary Termination Without Cause,” with definitions that are compliant under Section 409A.

The foregoing summary of the amendment and restatement of the Plan is not complete and is qualified in its entirety by reference to the amended and restated Plan, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-K for the fiscal year ending January 2, 2009.

Item 8.01.	Other Events.

On November 24, 2008, Exelixis, Inc. (the “Company”) announced that Bristol-Myers Squibb Company had exercised its option to develop and commercialize the Company’s investigational new drug candidate XL413. Under the terms of the collaboration agreement between the two companies, which became effective in January 2007, the selection of XL413 by Bristol-Myers Squibb entitles the Company to a milestone payment of $20 million. In addition, the Company has exercised its option under the collaboration agreement to co-develop and co-commercialize XL413 in the United States. Following the transfer of the XL413 development program, which is expected to occur promptly, Bristol-Myers Squibb will lead all global activities. The parties will co-develop and co-commercialize XL413 in the United States and share those profits 50/50. The parties will share U.S. commercialization expenses 50/50 and Exelixis will be responsible for 35% of global (except for Japan) development costs, with the remaining 65% to be paid by Bristol-Myers Squibb. The Company will be entitled to receive double-digit royalties on product sales outside of the United States.

This Form 8-K contains forward-looking statements, including, without limitation, statements related to the future development of XL413, the co-development and co-commercialization of XL413, the Company’s potential receipt of royalties under its collaboration with Bristol-Myers Squibb, related costs and payments under the Company’s collaboration with Bristol-Myers Squibb and the transfer of the XL413 development program. Words such as “expect,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the potential failure of XL413, to demonstrate safety and efficacy in clinical testing; the therapeutic and commercial value of XL413; and risks related to the Company’s relationship with Bristol-Myers Squibb. These and other risk factors are discussed under “Risk Factors” and elsewhere in the Company’s quarterly report on Form 10-Q for the quarter ended September 26, 2008 and the Company’s other filings with the Securities and Exchange Commission. The Company expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary